As filed with the Securities and Exchange Commission on February 26, 2010

Registration No. 333-—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	13-1584302
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

PBG 401(k) Savings Program

PBG 401(k) Program

PepsiAmericas, Inc. Salaried 401(k) Plan

PepsiAmericas, Inc. Hourly 401(k) Plan

(Full Title of the Plan)

Thomas H. Tamoney, Jr.

Senior Vice President, Deputy General

Counsel and Assistant Secretary

700 Anderson Hill Road

Purchase, New York 10577

(914) 253-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Jean M. McLoughlin

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value 1 2/3 cents per share, to be issued under the PBG 401(k) Savings Program	3,605,815 shares	$62.09	$223,885,053.35	$15,963.01
Common Stock, par value 1 2/3 cents per share, to be issued under the PBG 401(k) Program	1,048,260 shares	$62.09	$65,086,463.40	$4,640.67
Common Stock, par value 1 2/3 cents per share, to be issued under the PepsiAmericas, Inc. Salaried 401(k) Plan	1,196,355 shares	$62.09	$74,281,681.95	$5,296.29
Common Stock, par value 1 2/3 cents per share, to be issued under the PepsiAmericas, Inc. Hourly 401(k) Plan	153,445 shares	$62.09	$9,527,400.05	$679.31
Total Shares	6,003,875 shares			$26,579.28

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers (a) an indeterminable number of additional shares that may be offered and issued to prevent dilution as a result of adjustments for stock splits, stock dividends or similar changes, and (b) an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales price of the Common Stock of PepsiCo, Inc. as reported on the New York Stock Exchange on February 23, 2010.

EXPLANATORY NOTE

This Registration Statement has been filed to register 3,605,815 shares of common stock, par value 1 2/3 cents per share (“Common Shares”), to be offered pursuant to the PBG 401(k) Savings Program, 1,048,260 Common Shares to be offered pursuant to the PBG 401(k) Program (together with the PBG 401(k) Savings Program, the “PBG Plans”), 1,196,355 Common Shares to be offered pursuant to the PepsiAmericas, Inc. Salaried 401(k) Plan and 153,445 Common Shares to be offered pursuant to the PepsiAmericas, Inc. Hourly 401(k) Plan (together with the PepsiAmericas, Inc. Salaried 401(k) Plan, the “PAS Plans”).

In connection with PepsiCo Inc.’s acquisition of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc., completed on February 26, 2010, certain common stock of The Pepsi Bottling Group, Inc. under the PBG Plans and certain common stock of PepsiAmericas, Inc. under the PAS Plans shall be converted to Common Shares at the election of the participants under the PBG Plans and the PAS Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the PBG Plans and PAS Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents that have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (Commission File No. 1-1183):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009;

(b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 26, 2009;

(c) The descriptions of the Registrant’s Common Stock contained in our most recent Registration Statement on Form 8-A, pursuant to Section 12(b) of the Exchange Act, including any amendment thereto or report filed by the Registrant for the purpose of updating such description;

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

The Registrant’s Common Stock to be offered is registered under Section 12(b) of the Exchange Act.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Registrant by Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary. Mr. Tamoney owns shares of the Registrant’s Common Stock and holds options to purchase shares of the Registrant’s Common Stock.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

(i) Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (a) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (b) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

(ii) Section 3.7 of Article III of the By-Laws of PepsiCo, Inc. provides in part as follows: Unless the Board of Directors shall determine otherwise, the Corporation shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, investigative or arbitrative by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such indemnification may, in the discretion of the Board, include advances of a director’s, officer’s or employee’s expenses prior to final disposition of such action, suit or proceeding. The right of indemnification provided for in this Section 3.7 shall not exclude any rights to which such persons may otherwise be entitled by contract or as a matter of law.

(iii) Officers and directors of PepsiCo, Inc. are presently covered by insurance, which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

(iv) PepsiCo, Inc. has entered into indemnification agreements with its directors whereby (with certain exceptions) PepsiCo, Inc. will, in general, indemnify directors, to the extent permitted by law, against liabilities, costs or expenses arising out of his or her status as a director by reason of anything done or not done as a director.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The following instruments and documents are included as Exhibits to this Registration Statement.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc. (incorporated by reference to Exhibit 4.1 to PepsiCo, Inc.’s Registration Statement on Form S-8 as filed on August 3, 2001, File No. 333-66632).*

4.2	By-Laws of PepsiCo, Inc., as amended on February 5, 2010 (incorporated by reference to Exhibit 3.2 to PepsiCo, Inc.’s Form 8-K as filed on February 5, 2010, File No. 001-01183).*

Exhibit No.	Description

5.1	Opinion of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. as to the validity of the securities being issued.

23.1	Consent of KPMG LLP.

23.2	Consent of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. (included in opinion filed as Exhibit 5.1).

24	Powers of Attorney (incorporated by reference to Exhibit 24 to PepsiCo, Inc.’s annual report on Form 10-K as filed on February 22, 2010, File No. 001-01183).*

*	Incorporated by reference

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the PBG Plans and the PAS Plans not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase and State of New York, on the 26th day of February, 2010.

PepsiCo, Inc.

By:	/s/ Indra K. Nooyi
Name:	Indra K. Nooyi
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Indra K. Nooyi Indra K. Nooyi	Chairman of the Board of Directors and Chief Executive Officer	February 26, 2010

/s/ Richard Goodman Richard Goodman	Chief Financial Officer	February 26, 2010

/s/ Peter A. Bridgman Peter A. Bridgman	Senior Vice President and Controller (Principal Accounting Officer)	February 26, 2010

* Shona L. Brown	Director	February 26, 2010

* Ian M. Cook	Director	February 26, 2010

* Dina Dublon	Director	February 26, 2010

* Victor J. Dzau	Director	February 26, 2010

* Ray L. Hunt	Director	February 26, 2010

* Alberto Ibargüen	Director	February 26, 2010

* Arthur C. Martinez	Director	February 26, 2010

* Sharon Percy Rockefeller	Director	February 26, 2010

SIGNATURE	TITLE	DATE

* James J. Schiro	Director	February 26, 2010

* Lloyd Trotter	Director	February 26, 2010

* Daniel Vasella	Director	February 26, 2010

*By:	/s/ Thomas H. Tamoney, Jr.
Name:	Thomas H. Tamoney, Jr. Attorney-in-Fact

The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned administrator of the PBG 401(k) Savings Program, the PBG 401(k) Program, the PepsiAmericas, Inc. Salaried 401(k) Plan and the PepsiAmericas, Inc. Hourly 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 26th day of February, 2010.

PBG 401(k) SAVINGS PROGRAM PBG 401(k) PROGRAM PEPSIAMERICAS, INC. SALARIED 401(k) PLAN PEPSIAMERICAS, INC. HOURLY 401(k) PLAN

By:	/s/ Melissa Bellavia
Melissa Bellavia

/s/ Marie Gallagher
Marie Gallagher

/s/ Bruce Monte
Bruce Monte

/s/ Maria Sharpe
Maria Sharpe

/s/ Eric Craven
Eric Craven

/s/ Cindy Sloat
Cindy Sloat

Title:	Members of the PepsiCo Administration Committee, the Plan Administrator for the PBG 401(k) Savings Program, the PBG 401(k) Program, the PepsiAmericas, Inc. Salaried
401(k) Plan and the PepsiAmericas, Inc. Hourly 401(k) Plan

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc. (incorporated by reference to Exhibit 4.1 to PepsiCo, Inc.’s Registration Statement on Form S-8 as filed on August 3, 2001, File No. 333-66632).*

4.2	By-Laws of PepsiCo, Inc., as amended on February 5, 2010 (incorporated by reference to Exhibit 3.2 to PepsiCo, Inc.’s Form 8-K as filed on February 5, 2010, File No. 001-01183).*

5.1	Opinion of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. as to the validity of the securities being issued.

23.1	Consent of KPMG LLP.

23.2	Consent of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. (included in opinion filed as Exhibit 5.1).

24	Powers of Attorney (incorporated by reference to Exhibit 24 to PepsiCo, Inc.’s annual report on Form 10-K as filed on February 22, 2010, File No. 001-01183).*

*	Incorporated by reference